UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 2, 2013

FURNITURE BRANDS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-00091	43-0337683
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 N. Brentwood, St. Louis, Missouri		63105
(Address of principal executive offices)		(zip code)

(314) 863-1100
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e)    Compensatory Arrangements of Certain Officers.
Amended and Restated 2010 Omnibus Incentive Plan

At the Annual Meeting of Stockholders of Furniture Brands International, Inc. (the “Company”) held on May 2, 2013 (the “2013 Annual Meeting”), the Company's stockholders approved the Company's Amended and Restated 2010 Omnibus Incentive Plan (the “Amended and Restated 2010 Plan”), which the Board of Directors adopted, subject to stockholder approval, on February 7, 2013.

The material changes in the Amended and Restated 2010 Plan are as follows:

•	The addition of 7,000,000 shares of the Company's common stock available for awards;

•
The addition of a “fungible share pool” pursuant to which awards of options and stock appreciation rights (“SARs”) count against the share issuance limit as one share of stock for every one share of stock subject to the award and pursuant to which awards other than options and SARs count against the share issuance limit as 1.3 shares of stock for every one share of stock subject to the award;

•
Allowing shares of stock tendered or withheld for payment or tax withholding obligations for awards other than an option or SAR to again be available for issuance under the Amended and Restated 2010 Plan as 1.3 shares of stock for every one share of stock tendered or withheld;

•
To provide that dividends paid on restricted stock or stock units that vest or are earned based upon the achievement of performance goals will not vest unless the applicable performance goals are achieved; and

•	To provide that dividend equivalent rights may not be granted in connection with an award of options or SARs.

All other terms and conditions of the Amended and Restated 2010 Plan are substantially the same as the terms and conditions of the 2010 Omnibus Incentive Plan. A full description of the material terms of the Amended and Restated 2010 Plan are in the Company's definitive Proxy Statement for the 2013 Annual Meeting filed with the Securities and Exchange Commission (“SEC”) on March 22, 2013 (the “Proxy Statement”), and the description of the Amended and Restated 2010 Plan is incorporated herein by reference.

The foregoing description of the Amended and Restated 2010 Plan is qualified in its entirety by reference to the complete text of the Amended and Restated 2010 Plan, which is filed as Exhibit 4.1 to the Company's Form S-8 filed with the SEC on May 3, 2013, and incorporated herein by reference.

Item 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At the 2013 Annual Meeting, all proposals were approved by stockholders. The proposals below are described in detail in the Company's Proxy Statement. The results are as follows:

Proposal 1- Election of six directors to the Board of Directors.

	For	Against	Abstained	Broker Non-Vote
Kent J. Hussey	26,570,526	9,282,824	160,413	13,663,134
Ira D. Kaplan	26,458,787	9,394,547	160,429	13,663,134
Ann S. Lieff	26,591,713	9,261,921	160,129	13,663,134
Aubrey B. Patterson	26,472,471	9,380,937	160,355	13,663,134
George E. Ross, PhD.	26,150,116	9,703,257	160,390	13,663,134
Ralph P. Scozzafava	25,968,405	9,895,240	150,118	13,663,134

Proposal 2- Ratification of the approval of the Company's Amended and Restated Stockholders Rights Agreement.

For	Against	Abstained	Broker Non-Vote
25,639,712	3,023,355	7,350,696	13,663,134

Proposal 3- Approval of the Company's Amended and Restated 2010 Omnibus Incentive Plan.

For	Against	Abstained	Broker Non-Vote
21,217,867	14,660,513	135,383	13,663,134

Proposal 4- Authorization to amend the Company's Restated Certificate of Incorporation to effect a reverse stock split of the Company's outstanding common stock of a ratio of 1-for-5 with a proportionate reduction in the Company's authorized common stock, without further approval of the Company's stockholders.

For	Against	Abstained	Broker Non-Vote
40,163,950	2,141,881	7,371,066	—

Proposal 5- Authorization to amend the Company's Restated Certificate of Incorporation to effect a reverse stock split of the Company's outstanding common stock of a ratio of 1-for-7 with a proportionate reduction in the Company's authorized common stock, without further approval of the Company's stockholders.

For	Against	Abstained	Broker Non-Vote
39,559,674	2,732,078	7,385,145	—

Proposal 6- Ratification of KPMG LLP as the Company's independent registered public accounting firm for 2013.

For	Against	Abstained	Broker Non-Vote
48,890,985	656,074	129,838	—

Proposal 7- Approval of the Company's executive compensation.

For	Against	Abstained	Broker Non-Vote
25,306,364	10,516,760	190,639	13,663,134

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.     Description

10.1	Furniture Brands International, Inc. Amended and Restated 2010 Omnibus Incentive Plan (incorporated herein by reference to Exhibit 4.1 to the Company's Form S-8 filed on May 3, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    May 6, 2013

Furniture Brands International, Inc.
(Registrant)

By:	/s/ Meredith M. Graham
Name:	Meredith M. Graham
Title:	General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit No.     Description

10.1	Furniture Brands International, Inc. Amended and Restated 2010 Omnibus Incentive Plan (incorporated herein by reference to Exhibit 4.1 to the Company's Form S-8 filed on May 3, 2013).